Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months Ended

March 31, 2020

Earnings Release and Supplemental Financial and Operating Information

Contact:  Katie Reinsmidt, Executive Vice President - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FIRST QUARTER 2020

AND PROVIDES FURTHER COVID-19 UPDATE

CHATTANOOGA, Tenn. (May 26, 2020) – CBL Properties (NYSE:CBL) announced results for the first quarter ended March 31, 2020, and provided a further update on the impact of the COVID-19 pandemic on its financial and operational performance.  A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended March 31,
	2020	2019	%
Net loss attributable to common shareholders per diluted share	$(0.75)	$(0.29)	(158.6)%
Funds from Operations ("FFO") per diluted share	$0.25	$0.22	13.6%
FFO, as adjusted, per diluted share (1)	$0.26	$0.30	(13.3)%
(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release.

KEY TAKEAWAYS:

•

FFO per diluted share, as adjusted, was $0.26 for the first quarter 2020, compared with $0.30 per share for the first quarter 2019.  First quarter 2020 FFO per share was impacted by $0.02 per share of dilution from asset sales completed since the prior-year period and $0.07 per share of lower property NOI offset by $0.02 per share lower interest expense and $0.02 per share lower net G&A expense.

•

Same-center sales per square foot for the twelve-months ended February 29, 2020, increased 3% to $392 per square foot compared with the prior-year period ended February 28, 2019.  The majority of stores in the CBL portfolio closed during the month of March 2020, which resulted in a decline in reported same-center sales per square foot for the month of 45% compared with the prior year month.

•	Total Portfolio same-center NOI declined 8.7% for the three months ended March 31, 2020, as compared with the prior‑year period.
•

Portfolio occupancy as of March 31, 2020, was 89.5%, representing a 180-basis point decline compared with 91.3% as of March 31, 2019.  Same-center mall occupancy was 87.8% as of March 31, 2020, a 200-basis point decline compared with 89.8% as of March 31, 2019.

•

CBL established a comprehensive COVID-19 operational response plan, including enacting a work from home protocol for employees, following CDC and governmental recommended guidelines across the portfolio for operating, closing and re‑opening plans and providing assistance to its local and regional tenants in various ways, including launching a dynamic informational website to help access local, state and federal resources.

•

The Company also took significant actions to improve liquidity and reduce costs in response to the COVID-19 pandemic.  These steps included drawing $280 million on its line of credit, eliminating all non-essential expenditures, implementing a company-wide furlough and salary reduction program and delaying and suspending capital expenditures, including redevelopment investments (more details herein).

“While first quarter results were largely as anticipated, the COVID-19 pandemic significantly shifted our expectations for the remainder of the year,” said Stephen D. Lebovitz, Chief Executive Officer.  “The majority of the properties in our portfolio closed during March due to government mandates.  As of May 25th, 66 of 68 CBL owned or managed malls have re-opened, subject to certain health and safety restrictions, including a dozen properties that are offering curbside or exterior-only service.   As properties re-open, we have worked in cooperation with our tenants to institute strict guidelines, following CDC and health department recommendations, to help ensure the safety of our employees, tenants and customers.

“For the month of April, we received approximately 27% of billed cash rents.  We estimate a collection rate for the month of May in the range of 25-30% based on preliminary cash receipts and conversations with retailers.  The majority of our tenants requested rent relief, either in the form of rent deferrals or abatements.  We have placed a number of tenants in default for non-payment of rent.  We anticipate a significant portion of April and May rents will be collected later in 2020 and into 2021 under agreed upon deferral plans.  However, negotiations are ongoing, and it is premature to estimate a recovery rate at this time.

“Our priority during this time of uncertainty has been to preserve cash.  We announced significant steps to improve our liquidity position, including drawing down the available amount on our line of credit.  In addition, we instituted a significant cost reduction program.  We have been successful in deferring or halting approximately $60 - $80 million in planned capital expenditures, including redevelopment investments, for 2020.  While we have paused several major projects, we are pursuing capital lite solutions for backfilling our remaining available anchors, including joint venture partnerships, favorable lease structures and third-party arrangements – all of which benefit our portfolio while preserving capital. Additionally, we were able to achieve debt service payment deferrals for a portion of our secured loans.  Securitized lenders in general have shown minimal flexibility in amending loan payments.

“We have addressed nearly all of our major debt maturities for 2020 and are in discussions with existing lenders for certain 2021 secured loan maturities.  As a reminder, we have no significant unsecured debt maturities until December 2023, and have time to evaluate the optimal financial roadmap for CBL.  We are being proactive to determine the best strategies for addressing these future maturities and significantly reducing leverage.”

FINANCIAL RESULTS

Net loss attributable to common shareholders for the first quarter 2020 was $133.9 million, or $0.75 per diluted share, compared with a net loss of $50.2 million, or a loss of $0.29 per diluted share, for the first quarter 2019.  Net loss for the first quarter 2020 was impacted by a $133.6 million loss on impairment of real estate to write down the carrying values of Monroeville Mall in Monroeville, PA, and Burnsville Center in Minneapolis, MN, to the properties’ estimated fair values.

FFO allocable to common shareholders, as adjusted, for the first quarter 2020 was $45.9 million, or $0.26 per diluted share, compared with $52.4 million, or $0.30 per diluted share, for the first quarter 2019.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for the first quarter 2020 was $51.6 million compared with $60.5 million for the first quarter 2019.

Percentage change in same-center Net Operating Income (“NOI”) (1):

Three Months Ended March 31,
2020
Portfolio same-center NOI	(8.7)%
Mall same-center NOI	(9.6)%

(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the three months ended March 31, 2020, include:

•	Same-center NOI declined $11.8 million, due to a $12.1 million decrease in revenues offset by a $0.3 million decline in operating expenses.
•	Rental revenues declined $13.6 million, including a $6.4 million decline in tenant reimbursements and a $7.0 million decline in minimum and other rents. Percentage rents declined $0.2 million.
•	Property operating expenses increased $0.1 million compared with the prior year. Maintenance and repair expenses improved $0.5 million. Real estate tax expenses increased $0.1 million.

COVID-19 UPDATE

On March 11, 2020, the World Health Organization classified COVID-19 as a pandemic.  As a result of extraordinary governmental actions taken to contain COVID-19, the Company is unable to predict the full extent of the pandemic’s impact to the Company’s results of operations for the remainder of 2020. As a result, on March 25, 2020, CBL withdrew its full-year 2020 FFO per share, as adjusted, guidance and underlying assumptions and does not plan to reinstate full-year 2020 guidance until there is further clarity on the financial impact of the pandemic.

In response to local and state mandated closures, the majority of the properties in the CBL portfolio closed during the month of March 2020. Beginning in late April, government agencies began allowing the re-opening of certain properties with various health and safety restrictions or solely for curbside service.   As of May 25th, 66 of 68 owned or managed mall properties have re-opened including twelve for curbside or exterior-only service.  The safety and health of our customers, employees and tenants remains a top priority.  With each re-opening, CBL has instituted a comprehensive re-opening plan that includes strict procedures and guidelines for our employees, tenants and property visitors based on CDC and other health agency recommendations.

During the month of April, CBL collected approximately 27% of billed cash-based rents and estimates May rent collections will be in the range of 25-30%.  Many tenants have requested deferral of rent or in certain instances, abatement of rents due.  While, in general, under the leases, CBL believes that the tenants have a clear contractual obligation to pay rent, CBL is working with tenants that may require rent deferral or relief.  These tenant discussions are ongoing and at this time, CBL is unable to estimate the outcome of these discussions, the impact of these relief packages or the ultimate recoverability of any amounts deferred.

EXPENSE REDUCTION AND LIQUIDITY

As previously announced, CBL has implemented comprehensive programs to halt all non-essential expenditures, to reduce operating and overhead expenses and to reduce, defer or suspend capital expenditures, including redevelopment investments.  These programs include:

•	reductions to executive compensation, including a 50% reduction for CBL’s Chairman, CEO and President, a 50% reduction to independent director fees and a 20% reduction for other officers;
•	a broad-based temporary furlough program impacting approximately 300 employees, or 60% of CBL’s workforce;
•	salary reductions for the remaining staff;
•	capital expenditure reductions or deferrals, including redevelopment expenditures, estimated in the range of $60 million - $80 million;
•	suspension or delay of all other non-essential expenditures.

CBL has also taken actions to improve its liquidity position to help offset the impact to near-term cash flows.  In March, CBL completed a $280 million aggregate draw on its line of credit, which represented substantially all of the remaining available balance.  CBL has also been able to achieve debt service payment deferrals for certain secured loans.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of March 31,
	2020	2019
Total portfolio	89.5%	91.3%
Malls:
Total Mall portfolio	87.8%	89.4%
Same-center Malls	87.8%	89.8%
Stabilized Malls	88.0%	89.7%
Non-stabilized Malls (2)	80.0%	76.4%
Associated centers	93.2%	96.9%
Community centers	95.8%	97.6%

(1)

Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied.  Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
Three Months Ended March 31, 2020
Stabilized Malls	(7.4)%
New leases	31.5%
Renewal leases	(11.2)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended February 29, 2020	Twelve Months Ended February 28, 2019	% Change
Stabilized mall same-center sales per square foot	$392	$380	3%

FINANCING ACTIVITY

During the quarter, CBL retired two loans aggregating $84.7 million secured separately by Valley View Mall in Roanoke, VA and Parkway Place in Huntsville, AL.

CBL also closed on a new $4.68 million loan in first quarter 2020 secured by The Outlet Shoppes at Atlanta – Phase II with a new lender.  The new loan will mature in November 2023, bears interest at 4.1% and replaced the existing loan, which matured in February 2020.

CBL has discontinued discussions with lenders for a potential modification and extension of the loans secured by Park Plaza in Little Rock, AR ($77.6 million) and Hickory Point in Forsyth, IL ($27.5 million).  CBL anticipates cooperating with the lenders in foreclosure proceedings.  CBL is also working with the servicer for the loan secured by EastGate Mall in Cincinnati, OH ($31.9 million) to return the property to the lender.

CBL is currently in discussions with the lenders to modify and extend the loans secured by Burnsville Center in Minneapolis, MN ($64.2 million) and Greenbrier Mall in Chesapeake, VA ($64.5 million).  These discussions are ongoing and CBL is not able to predict the outcome at this time.

DISPOSITIONS

CBL did not complete any major dispositions during the quarter.

ANCHOR REPLACEMENT PROGRESS AND REDEVELOPMENT

As part of overall cost reduction and cash preservation actions, CBL has suspended or delayed certain redevelopment projects, where possible.  Detailed project information is available in CBL’s Financial Supplement for Q1 2020.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 108 properties totaling 68.2 million square feet across 26 states, including 68 high-quality enclosed, outlet and open-air retail centers and 9 properties managed for third parties. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 8 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on its pro rata ownership share (including the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2020

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
REVENUES:
Rental revenues	$161,173	$190,980
Management, development and leasing fees	2,092	2,523
Other	4,309	4,527
Total revenues	167,574	198,030
OPERATING EXPENSES:
Property operating	(25,709)	(28,980)
Depreciation and amortization	(55,902)	(69,792)
Real estate taxes	(18,448)	(19,919)
Maintenance and repairs	(11,208)	(12,776)
General and administrative	(17,836)	(22,007)
Loss on impairment	(133,644)	(24,825)
Litigation settlement	—	(88,150)
Other	(158)	—
Total operating expenses	(262,905)	(266,449)
OTHER INCOME (EXPENSES):
Interest and other income	2,397	489
Interest expense	(46,992)	(53,998)
Gain on extinguishment of debt	—	71,722
Gain on sales of real estate assets	140	228
Income tax provision	(526)	(139)
Equity in earnings of unconsolidated affiliates	1,018	3,308
Total other income (expenses)	(43,963)	21,610
Net loss	(139,294)	(46,809)
Net loss attributable to noncontrolling interests in:
Operating Partnership	16,414	7,758
Other consolidated subsidiaries	207	75
Net loss attributable to the Company	(122,673)	(38,976)
Preferred dividends declared	—	(11,223)
Preferred dividends undeclared	(11,223)	—
Net loss attributable to common shareholders	$(133,896)	$(50,199)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(0.75)	$(0.29)
Weighted-average common and potential dilutive common shares outstanding	179,133	173,252

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2020

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net loss attributable to common shareholders	$(133,896)	$(50,199)
Noncontrolling interest in loss of Operating Partnership	(16,414)	(7,758)
Depreciation and amortization expense of:
Consolidated properties	55,902	69,792
Unconsolidated affiliates	13,510	10,666
Non-real estate assets	(917)	(897)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(923)	(2,157)
Loss on impairment	133,644	24,825
(Gain) loss on depreciable property	25	(242)
FFO allocable to Operating Partnership common unitholders	50,931	44,030
Litigation settlement, net of taxes (1)	—	87,667
Non-cash default interest expense (2)	690	542
Gain on extinguishment of debt (3)	—	(71,722)
FFO allocable to Operating Partnership common unitholders, as adjusted	$51,621	$60,517
FFO per diluted share	$0.25	$0.22
FFO, as adjusted, per diluted share	$0.26	$0.30
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	201,258	200,010

(1)	The three months ended March 31, 2019 is comprised of the accrued maximum expense of $88.2 million related to the proposed settlement of a class action lawsuit.
(2)

The three months ended March 31, 2020 includes default interest expense related to Greenbrier Mall and Hickory Point Mall. The three months ended March 31, 2019 includes default interest expense related to Acadiana Mall and Cary Towne Center.

(3)

The three months ended March 31, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender in the first quarter of 2019, and a gain on extinguishment of debt related to the non-recourse loan secured by Cary Towne Center, which was sold in the first quarter of 2019.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2020

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended March 31,
	2020	2019
Diluted EPS attributable to common shareholders	$(0.75)	$(0.29)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.34	0.39
Loss on impairment	0.66	0.12
FFO per diluted share	$0.25	$0.22

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended March 31,
	2020	2019
FFO allocable to Operating Partnership common unitholders	$50,931	$44,030
Percentage allocable to common shareholders (1)	89.01%	86.62%
FFO allocable to common shareholders	$45,334	$38,139
FFO allocable to Operating Partnership common unitholders, as adjusted	$51,621	$60,517
Percentage allocable to common shareholders (1)	89.01%	86.62%
FFO allocable to common shareholders, as adjusted	$45,948	$52,420

(1)

Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 13.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2020

	Three Months Ended March 31,
	2020	2019
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$220	$1,017
Lease termination fees per share	$—	$0.01

Straight-line rental income	$892	$237
Straight-line rental income per share	$—	$—

Gains on outparcel sales	$165	$618
Gains on outparcel sales per share	$—	$—

Net amortization of acquired above- and below-market leases	$903	$808
Net amortization of acquired above- and below-market leases per share	$—	$—

Net amortization of debt premiums and discounts	$343	$324
Net amortization of debt premiums and discounts per share	$—	$—

Income tax provision	$(526)	$(139)
Income tax provision per share	$—	$—

Gain on extinguishment of debt	$—	$71,722
Gain on extinguishment of debt per share	$—	$0.36

Non-cash default interest expense	$(690)	$(542)
Non-cash default interest expense per share	$—	$—

Abandoned projects expense	$(158)	$—
Abandoned projects expense per share	$—	$—

Interest capitalized	$726	$563
Interest capitalized per share	$—	$—

Litigation settlement, net of taxes	$—	$87,667
Litigation settlement, net of taxes per share	$—	$0.44

	As of March 31,
	2020	2019
Straight-line rent receivable	$55,845	$53,870

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2020

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Net loss	$(139,294)	$(46,809)
Adjustments:
Depreciation and amortization	55,902	69,792
Depreciation and amortization from unconsolidated affiliates	13,510	10,666
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(923)	(2,157)
Interest expense	46,992	53,998
Interest expense from unconsolidated affiliates	7,676	6,570
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(582)	(1,766)
Abandoned projects expense	158	—
Gain on sales of real estate assets	(140)	(228)
Gain on sales of real estate assets of unconsolidated affiliates	—	(630)
Gain on extinguishment of debt	—	(71,722)
Loss on impairment	133,644	24,825
Litigation settlement	—	88,150
Income tax provision	526	139
Lease termination fees	(220)	(1,017)
Straight-line rent and above- and below-market lease amortization	(1,795)	(1,045)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	207	75
General and administrative expenses	17,836	22,007
Management fees and non-property level revenues	(4,177)	(2,666)
Operating Partnership's share of property NOI	129,320	148,182
Non-comparable NOI	(5,665)	(12,720)
Total same-center NOI (1)	$123,655	$135,462
Total same-center NOI percentage change	(8.7)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2020

Same-center Net Operating Income

(Continued)

	Three Months Ended March 31,
	2020	2019
Malls	$109,388	$120,967
Associated centers	7,460	8,127
Community centers	5,597	5,167
Offices and other	1,210	1,201
Total same-center NOI (1)	$123,655	$135,462
Percentage Change:
Malls	(9.6)%
Associated centers	(8.2)%
Community centers	8.3%
Offices and other	0.7%
Total same-center NOI (1)	(8.7)%

(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2020, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2020. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020 and 2019

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of March 31, 2020
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,601,849	$1,203,075	$3,804,924	$(15,232)	$3,789,692
Noncontrolling interests' share of consolidated debt	(30,505)	—	(30,505)	304	(30,201)
Company's share of unconsolidated affiliates' debt	629,306	111,936	741,242	(2,774)	738,468
Company's share of consolidated and unconsolidated debt	$3,200,650	$1,315,011	$4,515,661	$(17,702)	$4,497,959
Weighted-average interest rate	5.06%	3.87%	4.72%

	As of March 31, 2019
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,971,830	$970,453	$3,942,283	$(20,083)	$3,922,200
Noncontrolling interests' share of consolidated debt	(93,909)	—	(93,909)	775	(93,134)
Company's share of unconsolidated affiliates' debt	547,494	84,404	631,898	(2,529)	629,369
Company's share of consolidated and unconsolidated debt	$3,425,415	$1,054,857	$4,480,272	$(21,837)	$4,458,435
Weighted-average interest rate	5.16%	4.78%	5.07%

Total Market Capitalization as of March 31, 2020

(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)
Common stock and operating partnership units	201,706	$0.20
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00

(1)

Stock price for common stock and Operating Partnership units equals the closing price of the common stock on March 31, 2020. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding

(In thousands)

	Three Months Ended March 31,
	Basic	Diluted
2020:
Weighted-average shares - EPS	179,133	179,133
Weighted-average Operating Partnership units	22,125	22,125
Weighted-average shares - FFO	201,258	201,258
2019:
Weighted-average shares - EPS	173,252	173,252
Weighted-average Operating Partnership units	26,758	26,758
Weighted-average shares - FFO	200,010	200,010

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020 and 2019

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	As of
	March 31, 2020	December 31, 2019
ASSETS
Real estate assets:
Land	$718,547	$730,218
Buildings and improvements	5,360,133	5,631,831
	6,078,680	6,362,049
Accumulated depreciation	(2,218,254)	(2,349,404)
	3,860,426	4,012,645
Developments in progress	31,009	49,351
Net investment in real estate assets	3,891,435	4,061,996
Cash and cash equivalents	159,117	32,816
Available-for-sale securities - at amortized cost (fair value of $153,172 in 2020)	153,150	—
Receivables:
Tenant	72,157	75,252
Other	10,152	10,792
Mortgage and other notes receivable	3,523	4,662
Investments in unconsolidated affiliates	299,797	307,354
Intangible lease assets and other assets	131,984	129,474
	$4,721,315	$4,622,346
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$3,789,692	$3,527,015
Accounts payable and accrued liabilities	205,470	231,306
Total liabilities	3,995,162	3,758,321
Commitments and contingencies
Redeemable noncontrolling interests	1,062	2,160
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 191,965,622 and 174,115,111 issued and outstanding in 2020 and 2019, respectively	1,920	1,741
Additional paid-in capital	1,977,891	1,965,897
Accumulated other comprehensive income	22	—
Dividends in excess of cumulative earnings	(1,284,024)	(1,161,351)
Total shareholders' equity	695,834	806,312
Noncontrolling interests	29,257	55,553
Total equity	725,091	861,865
	$4,721,315	$4,622,346

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020 and 2019

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	March 31, 2020	December 31, 2019
ASSETS:
Investment in real estate assets	$2,288,173	$2,293,438
Accumulated depreciation	(819,034)	(803,909)
	1,469,139	1,489,529
Developments in progress	70,039	46,503
Net investment in real estate assets	1,539,178	1,536,032
Other assets	141,501	154,427
Total assets	$1,680,679	$1,690,459
LIABILITIES:
Mortgage and other indebtedness, net	$1,422,015	$1,417,644
Other liabilities	32,675	41,007
Total liabilities	1,454,690	1,458,651
OWNERS' EQUITY:
The Company	146,192	149,376
Other investors	79,797	82,432
Total owners' equity	225,989	231,808
Total liabilities and owners’ equity	$1,680,679	$1,690,459

	Three Months Ended March 31,
	2020	2019
Total revenues	$60,514	$55,867
Depreciation and amortization	(22,093)	(19,357)
Operating expenses	(19,286)	(16,921)
Interest and other income	365	351
Interest expense	(14,457)	(14,564)
Gain on sales of real estate assets	—	634
Net income	$5,043	$6,010

	Company's Share for the
	Three Months Ended March 31,
	2020	2019
Total revenues	$32,037	$27,873
Depreciation and amortization	(13,510)	(10,666)
Operating expenses	(10,082)	(8,201)
Interest and other income	249	242
Interest expense	(7,676)	(6,570)
Gain on sales of real estate assets	—	630
Net income	$1,018	$3,308

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2020

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended
	March 31,
	2020	2019
Net loss	$(139,294)	$(46,809)
Depreciation and amortization	55,902	69,792
Depreciation and amortization from unconsolidated affiliates	13,510	10,666
Interest expense	46,992	53,998
Interest expense from unconsolidated affiliates	7,676	6,570
Income taxes	523	247
Loss on impairment	133,644	24,825
(Gain) loss on depreciable property	25	(242)
EBITDAre (1)	118,978	119,047
Gain on extinguishment of debt	—	(71,722)
Litigation settlement, net of taxes	—	87,667
Abandoned projects	158	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	207	75
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(923)	(2,157)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(582)	(1,766)
Company's share of Adjusted EBITDAre	$117,838	$131,144

(1)	Includes $165 and $615 for the three months ended March 31, 2020 and 2019, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$46,992		$53,998
Interest expense from unconsolidated affiliates	7,676		6,570
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(582)		(1,766)
Company's share of interest expense	$54,086		$58,802
Ratio of Adjusted EBITDAre to Interest Expense	2.2	x	2.2	x

	Three Months Ended
	March 31,
	2020	2019
Company's share of Adjusted EBITDAre	$117,838	$131,144
Interest expense	(46,992)	(53,998)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	582	1,766
Income taxes	(523)	(247)
Net amortization of deferred financing costs, debt premiums and discounts	1,990	2,304
Net amortization of intangible lease assets and liabilities	(687)	(551)
Depreciation and interest expense from unconsolidated affiliates	(21,186)	(17,236)
Litigation settlement, net of taxes	—	(87,667)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	923	2,157
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(207)	(75)
(Gain) loss on outparcel sales	(165)	14
Gain on insurance proceeds	(511)	(690)
Equity in earnings of unconsolidated affiliates	(1,018)	(3,308)
Distributions of earnings from unconsolidated affiliates	4,235	5,671
Share-based compensation expense	1,545	2,043
Change in estimate of uncollectable rental revenues	2,312	1,540
Change in deferred tax assets	(239)	63
Changes in operating assets and liabilities	(19,169)	72,558
Cash flows provided by operating activities	$38,728	$55,488

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended March 31,
	2020	2019
Minimum rents	$118,256	$137,558
Percentage rents	1,639	2,242
Other rents	1,976	2,008
Tenant reimbursements	41,614	50,712
Estimate of uncollectable amounts	(2,312)	(1,540)
Total rental revenues	$161,173	$190,980

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
							Fixed	Variable
Operating Properties:
Greenbrier Mall (1)	Chesapeake, VA		Dec-19		5.41%	$64,501	$64,501	$—
Hickory Point Mall (1)	Forsyth, IL		Dec-19		5.85%	27,446	27,446	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	64,233	64,233	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	75,121	75,121	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	31,952	31,952	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,444	8,444	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	77,577	77,577	—
Fayette Mall	Lexington, KY		May-21		5.42%	145,459	145,459	—
The Outlet Shoppes at Laredo	Laredo, TX		May-21		4.23%	41,500	—	41,500
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	44,296	44,296	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	63,405	63,405	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	110,209	110,209	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	63,403	63,403	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	106,239	106,239	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	16,800	16,800	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	61,572	61,572	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	58,086	58,086	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	32,480	32,480	—
Volusia Mall	Daytona Beach, FL		May-24		4.56%	48,026	48,026	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	36,980	36,980	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	99,950	99,950	—
Total Loans On Operating Properties						1,277,679	1,236,179	41,500
Weighted-average interest rate						5.16%	5.19%	4.23%

Construction Loan:
Brookfield Square Anchor Redevelopment	Brookfield, WI		Oct-21	Oct-22	4.42%	29,400	—	29,400

Operating Partnership Debt:
Secured credit facility:
Secured line of credit ($685,000 capacity)			Jul-23		3.83%	675,925	—	675,925

Secured term loan			Jul-23		3.83%	456,250	—	456,250

Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000	450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(1,984)	(1,984)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000	300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(38)	(38)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000	625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(7,308)	(7,308)	—
	SUBTOTAL					1,365,670	1,365,670	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable

Total Consolidated Debt						$3,804,924	(2)	$2,601,849	$1,203,075
Weighted-average interest rate						4.85%		5.31%	3.86%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.08%	$9,182		$—	$9,182
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	9,360	(3)	9,360	—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	3.68%	17,594		—	17,594
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	3.83%	19,806		—	19,806
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	3.83%	7,779		—	7,779
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	3.83%	26,896		—	26,896
Springs at Port Orange	Port Orange, FL		Dec-21		3.93%	11,952		—	11,952
York Town Center	York, PA		Feb-22		4.90%	15,238		15,238	—
York Town Center - Pier 1	York, PA		Feb-22		4.45%	594		—	594
Eastgate Mall - Self-Storage	Cincinnati, OH		Dec-22		4.35%	3,189		—	3,189
West County Center	Des Peres, MO		Dec-22		3.40%	86,869		86,869	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	46,040		46,040	—
Mid Rivers Mall - Self Storage	St. Peters, MO		Apr-23		4.33%	2,901		—	2,901
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	28,148	(4)	28,148	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	35,648		35,648	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		4.10%	4,680		—	4,680
Parkdale Self Storage	Beaumont, TX		Jul-24		5.25%	4,878		—	4,878
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	53,695		53,695	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,591		2,591	—
Hamilton Place Self Storage	Chattanooga, TN		Sep-24		4.13%	2,485		—	2,485
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	34,870		34,870	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,926		131,926	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	42,901		42,901	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	75,298		75,298	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	36,722		36,722	—
	SUBTOTAL					741,242	(2)	629,306	111,936

Less Noncontrolling Interests' Share Of Consolidated Debt:
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(676)		(676)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,344)		(1,344)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,490)		(18,490)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,995)		(9,995)	—
						(30,505)	(2)	(30,505)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,515,661	(2)	$3,200,650	$1,315,011
Weighted-average interest rate						4.72%		5.06%	3.87%

Total Debt of Unconsolidated Affiliates:

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.08%	$9,182		$—	$9,182
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	9,360	(3)	9,360	—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	3.68%	35,189		—	35,189
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	3.83%	39,612		—	39,612
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	3.83%	15,557		—	15,557
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	3.83%	53,792		—	53,792
Springs at Port Orange	Port Orange, FL		Dec-21		3.93%	27,477		—	27,477
York Town Center	York, PA		Feb-22		4.90%	30,475		30,475	—
York Town Center - Pier 1	York, PA		Feb-22		4.45%	1,187		—	1,187
EastGate Mall - Self Storage	Cincinnati, OH		Dec-22		4.35%	6,377		—	6,377
West County Center	Des Peres, MO		Dec-22		3.40%	173,739		173,739	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	92,080		92,080	—
Mid Rivers Mall - Self Storage	St. Peters, MO		Apr-23		4.33%	5,803		—	5,803
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	43,305	(4)	43,305	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	71,295		71,295	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		4.10%	4,680		—	4,680
Parkdale Self Storage	Beaumont, TX		Jul-24		5.25%	4,878		—	4,878
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	107,390		107,390	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,182		5,182	—
Hamilton Place Self Storage	Chattanooga, TN		Sep-24		4.13%	2,485		—	2,485
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	69,740		69,740	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	263,853		263,853	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	66,001		66,001	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	150,596		150,596	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	73,445		73,445	—
						$1,422,680		$1,216,461	$206,219
Weighted-average interest rate						4.03%		4.05%	3.91%

(1)	The loan is in default. The Company is in discussion with the lender.
(2)	See page 13 for unamortized deferred financing costs.
(3)

The joint venture has an interest rate swap on a notional amount of $9,360, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(4)

The joint venture has an interest rate swap on a notional amount of $43,305, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (1)	$91,947	$—	$—	$91,947	2.04%	5.54%
2020	64,233	18,542	—	82,775	1.83%	5.53%
2021	487,755	11,952	(676)	499,031	11.05%	5.46%
2022	478,187	123,484	(1,344)	600,327	13.29%	4.59%
2023	1,582,176	201,898	—	1,784,074	39.51%	4.18%
2024	348,026	98,519	—	446,545	9.89%	4.49%
2025	36,980	131,926	(18,490)	150,416	3.33%	4.07%
2026	724,950	42,901	(9,995)	757,856	16.78%	5.63%
2028	—	112,020	—	112,020	2.48%	4.93%
Face Amount of Debt	3,814,254	741,242	(30,505)	4,524,991	100.21%	4.72%
Discounts	(9,330)	—	—	(9,330)	(0.21)%	—%
Total	$3,804,924	$741,242	$(30,505)	$4,515,661	100.00%	4.72%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (1)	$91,947	$—	$—	$91,947	2.04%	5.54%
2020	64,233	36,136	—	100,369	2.22%	5.21%
2021	517,155	66,433	(676)	582,912	12.91%	5.25%
2022	448,787	105,889	(1,344)	553,332	12.25%	4.63%
2023	1,582,176	147,418	—	1,729,594	38.30%	4.19%
2024	348,026	98,519	—	446,545	9.89%	4.49%
2025	36,980	131,926	(18,490)	150,416	3.33%	4.07%
2026	724,950	42,901	(9,995)	757,856	16.78%	5.63%
2028	—	112,020	—	112,020	2.48%	4.93%
Face Amount of Debt	3,814,254	741,242	(30,505)	4,524,991	100.21%	4.72%
Discounts	(9,330)	—	—	(9,330)	(0.21)%	—%
Total	$3,804,924	$741,242	$(30,505)	$4,515,661	100.00%	4.72%

(1)	Represents two non-recourse loans that are in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Debt Covenant Compliance Ratios (1)	Required	Actual
Total debt to total assets	< 60%	55%
Secured debt to total assets	< 40%	36%
Total unencumbered assets to unsecured debt	> 150%	198%
Consolidated income available for debt service to annual debt service charge	> 1.5x	2.7	x
Minimum debt yield on outstanding balance (2)	> 10%	12%

(1)	The debt covenant compliance ratios for the secured line of credit, the secured term loan and the senior unsecured notes are defined and computed on the same basis.

(2)The minimum debt yield on outstanding balance debt covenant compliance ratio only applies to the secured credit facility.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Three Months Ended
	2/29/20	2/28/19	3/31/20	3/31/19	3/31/20	(3)
Unencumbered consolidated Properties:
Tier 1 Malls	$393	$365	87.9%	85.3%	19.3%	(4)
Tier 2 Malls	341	334	82.9%	87.7%	33.7%
Tier 3 Malls	282	276	84.3%	87.7%	25.7%
Total Malls	327	317	84.4%	87.3%	78.7%

Total Associated Centers	N/A	N/A	91.5%	96.7%	15.6%

Total Community Centers	N/A	N/A	98.2%	99.0%	4.8%

Total Office Buildings & Other	N/A	N/A	100.0%	86.7%	0.9%

Total Unencumbered Consolidated Portfolio	$327	$317	87.3%	90.6%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.
(3)	Our consolidated unencumbered properties generated approximately 33.6% of total consolidated NOI of $103,029,448 (which excludes NOI related to dispositions) for the three months ended March 31, 2020.
(4)

NOI is derived from unencumbered Tier One Malls as well as unencumbered portions of Tier One Malls that are otherwise secured by a loan. The unencumbered portions include outparcels, anchors and former anchors that have been redeveloped.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended
			2/29/20	2/28/19	3/31/20	3/31/19	3/31/20	(3)
Coastal Grand	Myrtle Beach, SC	1,037,498
CoolSprings Galleria	Nashville, TN	1,166,242
Cross Creek Mall	Fayetteville, NC	764,209
Fayette Mall	Lexington, KY	1,158,534
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,767
Hamilton Place	Chattanooga, TN	1,160,610
Hanes Mall	Winston-Salem, NC	1,435,160
Imperial Valley	El Centro, CA	762,695
Jefferson Mall	Louisville, KY	783,639
Mall del Norte	Laredo, TX	1,219,240
Northwoods Mall	North Charleston, SC	748,269
Oak Park Mall	Overland Park, KS	1,518,416
Old Hickory Mall	Jackson, TN	538,637
Parkway Place	Huntsville, AL	647,804
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,043
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,060
Richland Mall	Waco, TX	693,444
Southpark Mall	Colonial Heights, VA	675,640
St. Clair Square	Fairview Heights, IL	1,067,611
Sunrise Mall	Brownsville, TX	799,375
West County Center	Des Peres, MO	1,196,804
Total Tier 1 Malls		20,007,603	$464	$447	91.9%	92.9%	46.9%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended
			2/29/20	2/28/19	3/31/20	3/31/19	3/31/20	(3)
Arbor Place	Atlanta (Douglasville), GA	1,162,064
Asheville Mall	Asheville, NC	973,367
Dakota Square Mall	Minot, ND	757,509
East Towne Mall	Madison, WI	801,248
Frontier Mall	Cheyenne, WY	523,705
Governor's Square	Clarksville, TN	689,866
Harford Mall	Bel Air, MD	503,774
Kirkwood Mall	Bismarck, ND	815,436
Layton Hills Mall	Layton, UT	482,116
Mayfaire Town Center	Wilmington, NC	650,707
Northpark Mall	Joplin, MO	896,040
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Parkdale Mall	Beaumont, TX	1,151,375
Pearland Town Center	Pearland, TX	663,835
Post Oak Mall	College Station, TX	788,165
South County Center	St. Louis, MO	1,028,623
Southaven Towne Center	Southaven, MS	607,529
Turtle Creek Mall	Hattiesburg, MS	844,977
Valley View Mall	Roanoke, VA	863,491
Volusia Mall	Daytona Beach, FL	1,060,279
West Towne Mall	Madison, WI	829,715
WestGate Mall	Spartanburg, SC	950,777
Westmoreland Mall	Greensburg, PA	976,689
York Galleria	York, PA	730,629
Total Tier 2 Malls		19,110,038	$345	$340	86.2%	87.9%	34.3%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended
			2/29/20	2/28/19	3/31/20	3/31/19	3/31/20	(3)
Alamance Crossing	Burlington, NC	904,706
Brookfield Square	Brookfield, WI	864,317
CherryVale Mall	Rockford, IL	862,820
Eastland Mall	Bloomington, IL	732,647
Kentucky Oaks Mall	Paducah, KY	768,858
Laurel Park Place	Livonia, MI	393,067
Meridian Mall	Lansing, MI	926,338
Mid Rivers Mall	St. Peters, MO	1,035,802
Monroeville Mall	Pittsburgh, PA	985,069
Northgate Mall	Chattanooga, TN	660,786
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,441
Total Tier 3 Malls		8,798,788	$279	$273	81.9%	86.0%	13.6%

Total Mall Portfolio		47,916,429	$392	$380	87.8%	89.8%	94.8%

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended
				2/29/20	2/28/19	3/31/20	3/31/19	3/31/20	(3)
Lender Malls:
Burnsville Center	Lender	Burnsville, MN	1,045,052
EastGate Mall	Lender	Cincinnati, OH	837,550
Greenbrier Mall	Lender	Chesapeake, VA	897,084
Hickory Point Mall	Lender	Forsyth, IL	727,848
Park Plaza	Lender	Little Rock, AR	543,033
Total Excluded Malls			4,050,567	N/A	N/A	N/A	N/A	5.2%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.
(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(3)	Based on total mall NOI of $115,204,693 for the malls listed in the table above for the three months ended March 31, 2020.
(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.
(5)

Excluded Malls represent Lender Malls, for which operational metrics are excluded, and are malls which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
All Property Types (2)	460,524	$27.98	$25.54	(8.7)%	$25.90	(7.4)%
Stabilized Malls	444,724	27.75	25.36	(8.6)%	25.71	(7.4)%
New leases	49,204	22.47	28.17	25.4%	29.55	31.5%
Renewal leases	395,520	28.41	25.01	(12.0)%	25.23	(11.2)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:
	Square Feet		As of March 31,
Quarter:			2020	2019
Operating portfolio:		Same-center stabilized malls	$31.82	$32.52
New leases	278,366	Stabilized malls	31.91	32.45
Renewal leases	632,760	Non-stabilized malls (4)	24.89	25.21
Development portfolio:		Associated centers	14.26	13.80
New leases	7,929	Community centers	17.02	16.82
Total leased	919,055	Office buildings	19.13	17.32

(1)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)	Includes stabilized malls, associated centers, community centers and other.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2020, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of March 31, 2020 and March 31, 2019.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Three Months Ended March 31, 2020 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2020:
New	65	228,800	7.53	29.03	30.57	24.34	$4.69	19.3%	$6.23	25.6%
Renewal	290	937,250	2.69	27.91	28.15	32.07	(4.16)	(13.0)%	(3.92)	(12.2)%
Commencement 2020 Total	355	1,166,050	3.57	28.13	28.62	30.55	(2.42)	(7.9)%	(1.93)	(6.3)%

Commencement 2021:
New	1	794	7.42	211.58	215.38	211.58	—	—	3.80	1.8%
Renewal	38	124,456	3.34	38.30	38.93	37.63	0.67	1.8%	1.30	3.5%
Commencement 2021 Total	39	125,250	3.44	39.40	40.05	38.74	0.66	1.7%	1.31	3.4%

Total 2020/2021	394	1,291,300	3.56	$29.22	$29.73	$31.34	$(2.12)	(6.8)%	$(1.61)	(5.1)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	L Brands, Inc. (2)	127	759,898	4.30%
2	Signet Jewelers Limited (3)	149	223,671	2.92%
3	Foot Locker, Inc.	108	508,603	2.83%
4	AE Outfitters Retail Company	66	414,111	2.24%
5	Dick's Sporting Goods, Inc. (4)	26	1,442,904	1.75%
6	H & M	45	956,736	1.54%
7	Ascena Retail Group, Inc. (5)	109	518,351	1.53%
8	Genesco, Inc. (6)	102	197,107	1.50%
9	Luxottica Group, S.P.A. (7)	101	230,634	1.34%
10	Finish Line, Inc.	41	216,837	1.24%
11	The Gap, Inc.	51	589,674	1.18%
12	The Buckle, Inc.	43	223,308	1.15%
13	Express Fashions	33	271,404	1.09%
14	Forever 21 Retail, Inc.	19	353,805	1.01%
15	Abercrombie & Fitch, Co.	37	246,566	1.00%
16	JC Penney Company, Inc. (8)	47	5,695,980	0.96%
17	Cinemark	9	467,190	0.95%
18	Barnes & Noble Inc.	17	521,273	0.89%
19	Hot Topic, Inc.	100	233,188	0.89%
20	Shoe Show, Inc.	41	508,283	0.88%
21	The Children's Place Retail Stores, Inc.	41	181,032	0.76%
22	Claire's Stores, Inc.	79	99,647	0.76%
23	Ulta	25	258,297	0.68%
24	Macy's Inc. (9)	31	4,401,176	0.66%
25	GNC Holdings, Inc.	57	79,678	0.63%
		1,504	19,599,353	34.68%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)

Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds and Rogers Jewelers. Zales, Peoples and Piercing Pagoda are also operating under Signet.

(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy, and Field & Stream stores.
(5)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Justice, Lane Bryant, LOFT and Lou & Grey. Ascena closed all Dress Barn stores as of December 31, 2019.
(6)

Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Hat Zone, and Clubhouse stores. Genesco sold all Lids, Lids Locker Room and all Lids sport group stores in February 2019.

(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Company, Inc. owns 29 of these stores.
(9)	Macy's, Inc. owns 20 of these stores

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2020

Capital Expenditures

(In thousands)

	Three Months Ended March 31,
	2020	2019
Tenant allowances (1)	$7,223	$2,254
Deferred maintenance: (2)
Parking lot and parking lot lighting	254	88
Roof repairs and replacements	151	62
Other capital expenditures	3,090	3,586
Total deferred maintenance expenditures	3,495	3,736
Total capital expenditures	$10,718	$5,990

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized

(In thousands)

	2020	2019
Quarter ended:
March 31,	$773	$565
June 30,		444
September 30,		790
December 31,		498
	$773	$2,297

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

Redevelopments Completed During the Three Months Ended March 31, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Dakota Square Mall - Herbergers Redevelopment (Ross/shops)	Minot, ND	100%	30,096	$6,410	$4,537	$188	Jan-20	7.2%
Hamilton Place - Sears Redevelopment (Cheesecake Factory/Dicks Sporting Goods/Dave & Buster's/Office) (3)	Chattanooga, TN	100%	195,166	38,715	27,394	1,539	Mar-20	7.8%
Mall del Norte - Forever 21 Redevelopment (Main Event)	Laredo, TX	100%	81,242	10,514	6,599	941	Sep-19/Feb-20	9.3%
The Promenade - (Five Below/Carter's)	D'Iberville, MS	100%	14,007	2,832	2,241	230	Feb-20/Apr-20	11.4%
Total Redevelopments Completed			320,511	$58,471	$40,771	$2,898

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears building in 2017.

Properties Under Development at March 31, 2020

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2020 Cost	Expected Opening Date (3)	Initial Unleveraged Yield
Outparcel Developments:
Fremaux Town Center - Old Navy	Slidell, LA	90%	12,467	$1,919	$1,549	$95	Q2 '20	9.2%
Hamilton Place - Self Storage (4)(5)	Chattanooga, TN	60%	68,875	5,824	2,668	1,549	Q2 '20	8.7%
Hamilton Place Development - Aloft Hotel (4)	Chattanooga, TN	50%	89,674	12,000	2,672	2,029	Q2 '21	9.2%
Mayfaire Town Center - First Watch	Wilmington, NC	100%	6,300	2,267	1,169	803	Q3 '20	10.1%
Parkdale Mall - Self Storage (4)(5)	Beaumont, TX	50%	69,341	4,435	3,437	933	Q2 '20	10.2%
Pearland Town Center - HCA Offices	Pearland, TX	100%	48,416	14,186	1,434	577	Q1 '21	11.8%
			295,073	40,631	12,929	5,986
Mall Redevelopments:
CherryVale Mall - Sears Redevelopment (Tilt)	Rockford, IL	100%	114,118	3,508	2,953	51	Q2 '20	8.3%
Coastal Grand - Dick's Sporting Goods/Golf Galaxy/Flip N' Fly	Myrtle Beach, SC	50%	132,727	7,071	2,865	1,800	Q3 '20	11.6%
Cross Creek - Sears Redevelopment (Dave & Buster's/restaurants) (6)	Fayetteville, NC	100%	65,746	17,538	4,671	2,018	Q3 '21	10.3%
Westmoreland Mall - JC Penney Redevelopment (Chipotle)	Greensburg, PA	100%	2,300	1,017	502	257	Q3 '20	9.4%
			314,891	29,134	10,991	4,126
Total Properties Under Development			609,964	$69,765	$23,920	$10,112
(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	As a result of government mandated construction halts due to the COVID-19 pandemic, opening dates may change from what is currently reflected.
(4)	Yield is based on expected yield upon stabilization.
(5)	Total cost includes an allocated value for the Company’s land contribution.
(6)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears building in 2017.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2020

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of March 31, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears.
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Under Construction	Executed lease with Dave & Busters, a furniture user and restaurants. Construction expected to start in 2020.
Fayette Mall	Lexington, KY		Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hamilton Place	Chattanooga, TN		Cheesecake Factory open. Dick's Sporting Goods, Dave & Busters opened March 2020 and Malone's (opening TBD). Under Construction with Aloft hotel (opening 2021).
Hanes Mall	Winston-Salem, NC	Closed (O)	Owned by third party. Novant Health, Inc. purchased Sears and Sears TBA for future medical office.
Imperial Valley Mall	El Centro, CA	Closed (O)	Owned by Seritage. Hobby Lobby executed.
Jefferson Mall	Louisville, KY	Closed	Purchased in January 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with restaurants/sporting goods/other users.
Mall del Norte	Laredo, TX	Open (O)	Owned by Sears.
Northwoods Mall	North Charleston, SC		Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Closed	Actively leasing.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Parkway Place	Huntsville, AL
Richland Mall	Waco, TX	Under Construction (O)	Sears sold location to Dillard's in 2018. Dillard's expected to open fall 2020.
Southpark Mall	Colonial Heights, VA	Closed	Under negotiation with several prospects.
St. Clair Square	Fairview Heights, IL	Closed (O)	Building owned by Sears. Under negotiation with entertainment user.
Sunrise Mall	Brownsville, TX	Closed (O)	Sears sold to third party developer. Entertainment user/fitness user OFS.

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of March 31, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of March 31, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Closed (O)	Sears sold to third party developer for redevelopment. Under negotiation with entertainment/fitness.
Asheville Mall	Asheville, NC	Closed (O)	Owned by Seritage. Under negotiation/LOI with entertainment users.
Dakota Square Mall	Minot, ND	Closed	Under negotiation with several prospects.	Ross Dress For Less opened.
East Towne Mall	Madison, WI	Open (O)	Owned by Sears.	Owned by third party. Under negotiation with non-retail use.
Frontier Mall	Cheyenne, WY		Jax Outdoor Gear purchased location (O) and opened November 2019.
Governor's Square	Clarksville, TN	Closed	50/50 joint venture property. Under negotiation/LOIs with tenants.
Harford Mall	Bel Air, MD	Closed	Under negotiations with sporting goods and entertainment users.
Kirkwood Mall	Bismarck, ND			Leases executed with restaurants. Construction expected in 2020.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northpark Mall	Joplin, MO	Closed (O)	Building owned by Sears.
The Outlet Shoppes at Laredo	Laredo, TX
Parkdale Mall	Beaumont, TX	Closed (O)	Owned by Sears.
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Closed (O)	Location purchased from Sears by third party. Furniture store lease executed. Fitness under negotiation.
South County Center	St. Louis, MO	Closed	Executed lease with Round1. Construction TBD. Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears.
Valley View Mall	Roanoke, VA	Closed (O)	Owned by Sears. Under negotiation with sporting goods/entertainment.
Volusia Mall	Daytona Beach, FL	Closed (O)	Sears sold to third party developer for redevelopment.
West Towne Mall	Madison, WI		Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby executed - opening 2021.	Von Maur opening 2022.
WestGate Mall	Spartanburg, SC	Closed (O)	Sears sold to third party developer for redevelopment. Non-retail under negotiation.

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of March 31, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Westmoreland Mall	Greensburg, PA	Closed (O)	Building owned by Sears. Potential for non-retail.	Stadium Casino under construction. Est. 2020/2021 opening.
York Galleria	York, PA	Under Construction	Hollywood Casino construction on hold during pandemic. Est. 2020 opening.	Owned by third party. Under negotiation with non-retail use.

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of March 31, 2020 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI		Grand opening held October 2019: Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's. Convention center/hotel under construction - est. opening in 2020.	Owned by third party. LOI with new use.
CherryVale Mall	Rockford, IL	Under Construction	Executed lease with Tilt. Est. opening 2020.	Actively leasing.
Eastland Mall	Bloomington, IL	Closed	Actively leasing.	Actively leasing.
Kentucky Oaks Mall	Paducah, KY		Owned by Seritage. Burlington and Ross Dress for Less opened.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Laurel Park Place	Livonia, MI			Dunham's Sports opened November 2019.
Meridian Mall	Lansing, MI			High Caliber Karts opened fall 2019. Actively leasing Women's store.
Mid Rivers Mall	St. Peters, MO	Closed (O)	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Closed (O)	Building under LOI to third party for non-retail use.
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA		EFO Furniture Outlet opened February 2020	Shoprite opened October 2019.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).